STATE OF NEW JERSEY
DEPARTMENT OF TREASURY
SHORT FORM STANDING

ATLANTIC FIRST HOLDINGS, INC.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 30th day of December, 2005

John E McCormac, CPA
State Treasurer